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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: May 5, 1999



                        FEDERAL REALTY INVESTMENT TRUST
                        -------------------------------
            (Exact name of registrant as specified in its charter)



     District of Columbia           1-7533                52-0782497
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(State or other jurisdiction      (Commission          (I.R.S. Employer
     of incorporation)            File Number)        Identification No.)



          1626 East Jefferson Street, Rockville, Maryland  20852-4041
          -----------------------------------------------------------
          (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: 301/998-8100

Exhibit Index appears on page 3.

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Item 4.  Changes in Registrant's Certifying Accountant

(a) On May 5, 1999, Federal Realty Investment Trust (the "Registrant") appointed the accounting firm of Arthur Andersen LLP as independent accountants to replace Grant Thornton LLP, which was dismissed effective the same date. The Registrant's Board of Trustees approved the decision to change independent accountants upon the recommendation of the Registrant's Audit Committee. During the Registrant's two most recent fiscal years and interim period subsequent to December 31, 1998, the Registrant has not consulted with Arthur Andersen LLP regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was either the subject of a disagreement or a reportable event.

(b) During the Registrant's two most recent fiscal years and interim period subsequent to December 31, 1998, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and there were no reportable events.


(c) The reports issued by Grant Thornton LLP on the financial statements for the past two fiscal years of the Registrant contained no adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles.


(d) The Registrant has provided Grant Thornton LLP with a copy of this disclosure and has requested that Grant Thornton LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as an exhibit to this Form 8-K.


Item 7.  Financial Statements and Exhibits


     (c) Exhibits.
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         16.1   Letter from Grant Thornton LLP



                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:



                                     FEDERAL REALTY INVESTMENT TRUST



Date:  May 10, 1999                  By:  /s/ Cecily A. Ward
                                          ------------------
                                          Cecily A. Ward
                                          Vice President, Controller

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                                 EXHIBIT INDEX


Exh. No.  Exhibit                          Page No.
--------  -------                          --------

16.1      Letter from Grant Thornton LLP       4

                                       3